UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ____________________
                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                      December 20, 2002 (December 20, 2002)


                         COMMISSION FILE NUMBER 0-28376
                             _______________________



               PROFESSIONAL LEASE MANAGEMENT INCOME FUND I, L.L.C.
             (Exact name of registrant as specified in its charter)


DELAWARE                                           94-3209289
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)            Identification No.)

235 3RD STREET SOUTH, SUITE 200
ST. PETERSBURG, FL                                      33701
(Address of principal executive offices)           (Zip code)




     Registrant's  telephone  number,  including  area  code:  (727)  803-1800
     _______________________

ITEM  2.        ACQUISITION  OR  DISPOSITION  OF  ASSETS.
On December 20, 2002, the Manager of the Company, PLM Financial Services, Inc. entered into binding commitments totalling approximately $19,787,835 to purchase pressure tank and sulfur railroad cars at fair market value from Trinity Tank Car, Inc. and Acquisub LLC, a related party to the Manager of the Company (See below). These amounts have been funded with cash on hand into certain escrow accounts. Payment for the railcars will be made from the escrow account when the railcars are accepted by the Company which is expected to be by the end of the first quarter of 2003. If any of the railcars are not accepted by the Company, the related purchase amount will be returned.

Trinity Tank Car, Inc.  $13,453,835
Acquisub LLC              6,334,000
                        -----------
Total                   $19,787,835
                        ===========


                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


     PROFESSIONAL  LEASE  MANAGEMENT
     INCOME  FUND  I,  L.L.C.
     By:      PLM  Financial  Services,  Inc.
            Manager





     By:     /s/  James  A.  Coyne
             ---------------------
              James  A.  Coyne
              President  and
              Chief  Executive  Officer

Date:  December  20,  2002

EXHIBIT  INDEX:

Exhibit
Number
------

99.10     Escrow  Agreement  with  Escrow  Agent  in  the  amount  of $3,585,850
99.11     Escrow  Agreement  with  Escrow  Agent  in  the  amount  of $5,043,485
99.12     Escrow  Agreement  with  Escrow  Agent  in  the  amount  of $4,291,500
99.13     Escrow  Agreement  with  Escrow  Agent  in  the  amount  of $6,334,000
99.14     Escrow  Agreement  with  Escrow  Agent  in  the  amount of  $  533,000